AMENDMENT NO. 6 TO NOTE AGREEMENT

         This Amendment No. 6 to Note Agreement (this "Amendment"), dated as of September 15, 1996, is by and among PLM International, Inc., a Delaware corporation (the "Company"), and each of the purchasers named in Schedule I hereto (the "Purchasers").

         The Company and the Purchasers have entered into the Note Agreement dated as of June 30, 1994, as amended by Amendment No. 1, dated as of June 30, 1994, Amendment No. 2, dated as of December 27, 1994, Amendment No. 3, dated as of November 1, 1995, Amendment No. 4, dated as of February 10, 1996, and Amendment No. 5, dated as of June 28, 1996 (the "Note Agreement"), and the Company and each Purchaser have entered into the Note Purchase Agreement between the Company and such Purchaser dated as of June 30, 1994, relating to the issuance and sale by the Company of its 9.78% Series A Senior Secured Notes (the "Series A Notes") and its Floating Rate Series B Senior Secured Notes (the "Series B Notes"). The Company and the Purchasers now wish to enter into this Amendment to amend certain of the provisions of the Note Agreement to provide for the prepayment of the Series B Notes totalling $10,000,000 held by SunAmerica Life Insurance Company ("SunAmerica"), as more fully set forth herein.

         The Company and the Purchasers agree as follows:

         1. Capitalized terms used but not defined herein shall have the meanings given such terms in the Note Agreement.

         2. Section 3.4 of the Note Agreement is hereby amended to read in its entirety as follows:

                           3.4  Optional   Prepayments.   Upon  compliance  with
                  Section 3.5 and subject to Section 3.6 and the following limitations, in addition to the prepayments required by
                  Section 3.3, the Company shall have the privilege, at any time and from time to time, of prepaying the Outstanding Notes, either in whole or in part (but if in part then in units of $5,000,000), by payment of the principal amount of the Notes or portion thereof to be prepaid, together with accrued interest thereon, plus, to the extent permitted by law, the Make-Whole Amount (based on such principal amount). Each partial prepayment of Notes pursuant to this Section 3.4 shall be applied to reduce, pro rata, the scheduled principal payments on the Notes in inverse order of payment; provided, however, any partial prepayment of Notes aggregating $10,000,000 or less which partial prepayment is made prior to October 30, 1996, shall be applied to reduce, pro rata, the scheduled principal payments provided for in Section 3.3 on the Series B Notes. The Company acknowledges that the right of the holders of the Notes to maintain their investment free and clear of prepayment (except as specifically provided in this Section 3.4) is a valuable right and the provision for payment of the Make-Whole Amount by the Company if the Notes are prepaid under this Section 3.4 or accelerated under Section
                  5.3 as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

         3. Section 3.5 of the Note Agreement is hereby amended to read in its entirety as follows:

                           3.5 Notice of Prepayments. The Company will give notice of any prepayment of the Notes (other than the prepayments required by Section 3.3) to each holder thereof not less than ten days nor more than 30 days before the date fixed for such optional prepayment; provided, however, any prepayments made prior to October 30, 1996 with respect to the Series B Notes may be made by giving notice of such prepayment to each holder thereof not less than one nor more than 30 days before the date fixed for such optional prepayment. Each such notice and each such prepayment shall be accompanied by a certificate from a Responsible Officer (a) stating the principal amount to be prepaid, (b) stating the proposed date of prepayment, (c) stating the accrued interest on each such Note to such date through the date of prepayment, and (d) stating the Make-whole Amounts required under Section 3.4 (calculated as of the date of such notice or prepayment, as the case may be, and, in the case of any notice, proffered solely as an estimate of the Make-Whole Amounts due upon prepayment) and setting forth the calculations used in computing such Make-Whole Amounts, accompanied by a copy of the Statistical Release H.15(519) (or other source of market data) used in determining the Make-Whole Amounts.

         4. Section 3.6 of the Note Agreement is hereby amended to read in its entirety as follows:

                           3.6 Allocation of Prepayments. All partial prepayments shall be applied on all Outstanding Notes ratably in accordance with the unpaid principal amounts thereof but only in units of $1,000, and to the extent that such ratable application shall not result in an even multiple of $1,000, adjustment may be made by the Company to the end that successive applications shall result in substantially ratable payments; provided, however, any partial prepayment of Notes aggregating $10,000,000 or less which partial prepayment is made prior to October 30, 1996, shall be applied against the Series B Notes held by SunAmerica, pro rata.

         5. Schedule II (amortization schedule for required prepayments as provided in Section 3.3) is hereby amended to read in its entirety as provided in Exhibit A attached hereto.

         6. This Amendment shall become effective when it is executed by the Company and all the Noteholders.

         7. Except as amended by this Amendment, the Note Agreement remains in full force and effect as originally written.

         8. This Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one agreement.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers to execute and deliver this Amendment as of the date first above written.

                                    PLM INTERNATIONAL, INC.

                                    By:
                                       J. Michael Allgood, Vice President
                                       & Chief Financial Officer

                                    SUNAMERICA LIFE INSURANCE COMPANY

                                    By:
                                       Sam Tillinghast, Authorized Agent

                                    By:
                                       _______________, Authorized Agent

                                    ALEXANDER HAMILTON LIFE
                                    INSURANCE COMPANY OF AMERICA

                                    By:
                                    Name:______________________
                                    Title:_______________________

                                    REPUBLIC WESTERN INSURANCE
                                    COMPANY

                                    By:
                                    Name:
                                    Title: